Exhibit 99.1

            Esterline Reports 1Q Results from Continuing Operations; Income $9.8 Million, or $.40 Per Share, on $190.2 Million Sales

     BELLEVUE, Wash.--(BUSINESS WIRE)--Feb. 24, 2005--

            Net Earnings $17.2 Million, or $.70 per Share, Including
                             Discontinued Operations

     Esterline Technologies (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2005 first quarter (ended January 28) income from continuing operations of $9.8 million, or $.40 per diluted share, on $190.2 million sales. These results do not include $7.4 million, or $.30 per share, from the gain on the sale of the company's Fluid Regulators subsidiary, accounted for as a discontinued operation. Including this divestiture, net earnings were $17.2 million, or $.70 per diluted share. Year-ago income from continuing operations was $1.6 million, or $.08 per share, on sales of $129.5 million. The prior year's comparable net earnings were $1.9 million, or $.09 per diluted share.
     Robert W. Cremin, Esterline CEO said, "...we're off to a good start to our fiscal '05. This was a very solid quarter, and we're encouraged by the results across the full range of our business." Cremin said, "...all of our markets look solid; the integration of our most recent acquisition (Leach International) is going very smoothly; and we're now clearly seeing the leverage gained from earlier acquisitions."
     Leach, which was acquired on August 27, 2004, is "...already contributing solidly to the bottom line, though first quarter results were still affected somewhat by purchase accounting rules," Cremin said. "We expect to see continuing improvement from this new operation as we go forward."
     Commenting on the divestiture, Cremin said, "...we were approached with a very attractive offer by a particularly well-suited owner." He said another factor influencing Esterline's decision to sell was the acquisition of Weston Aerospace in 2003. "With that acquisition, we gained a much more solid U.S. base of operations for our Europe-based sensors business."
     Subsequent to quarter end, Esterline confirmed a U.S. Army multi-year contract to supply the U.S. Air Force with expendable decoy countermeasure flares. The first-year base award is for $21 million; the contract could potentially total $127 million over five years with options awards. Cremin said, "...we will now provide the major portion of the Air Force requirement, a significant step up from our previous participation on this program."
     Backlog at the end of the first quarter was $438.2 million compared with $315.8 million at the end of the prior-year period, and $424.5 million at the end of fiscal 2004.
     R&D spending rose $3.8 million, totaling $9.2 million, or 4.9% of sales, for the first fiscal quarter of 2005 compared with $5.4 million, or 4.2% of sales, for the first fiscal quarter of 2004. The increase principally reflects the Leach acquisition and the funding of development for our recent wins on new programs for our customers.
     The effective tax rate for the first fiscal quarter of 2005 was 27.8% compared with 32.5% a year ago. The first quarter 2004 rate was before a $1.8 million reduction of previously estimated tax liabilities.

     This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline's public filings with the Securities and Exchange Commission.


ESTERLINE TECHNOLOGIES CORPORATION
Consolidated Statement of Operations
In thousands, except per share amounts

                                                  Three months ended
                                                  Jan 28,     Jan 30,
                                                   2005        2004
Segment Sales
 Avionics & Controls                          $   60,855   $   46,316
 Sensors & Systems                                74,374       34,652
 Advanced Materials                               54,564       48,398
 Other                                               450           88
                                               ----------   ----------

Net Sales                                        190,243      129,454

Cost of Sales                                    131,692       90,774
                                               ----------   ----------
                                                  58,551       38,680
Expenses
 Selling, general and administrative              31,589       30,129
 Research, development and engineering             9,247        5,423
                                               ----------   ----------
 Total Expenses                                   40,836       35,552
                                               ----------   ----------

Operating Earnings from
 Continuing Operations                            17,715        3,128

 Other (income) expense                               38         (556)
 Interest income                                    (535)        (313)
 Interest expense                                  4,682        4,292
                                               ----------   ----------
Other Expense, Net                                 4,185        3,423
                                               ----------   ----------

Income (Loss) from Continuing Operations
 Before Income Taxes                              13,530         (295)
Income Tax (Benefit) Expense                       3,764       (1,881)
                                               ----------   ----------

Income from Continuing Operations Before
 Minority Interest                                 9,766        1,586
Minority Interest                                    (13)          --
                                               ----------   ----------
Income from Continuing Operations                  9,753        1,586

Income from Discontinued Operations, Net of
 Tax                                               7,415          292
                                               ----------   ----------


Net Earnings                                  $   17,168   $    1,878
                                               ==========   ==========

Earnings Per Share -- Basic:
 Continuing operations                        $      .41   $      .08
 Discontinued operations                             .30          .01
                                               ----------   ----------

Earnings Per Share -- Basic                   $      .71   $      .09
                                               ----------   ----------

Earnings Per Share -- Diluted:
 Continuing operations                        $      .40   $      .08
 Discontinued operations                             .30          .01
                                               ----------   ----------

Earnings Per Share -- Diluted                 $      .70   $      .09
                                               ==========   ==========

Weighted Average Number
 of Shares Outstanding -- Basic                   24,034       21,099

Weighted Average Number
 of Shares Outstanding -- Diluted                 24,421       21,436




Consolidated Balance Sheet
In thousands                                     Jan 28,     Jan 30,
                                                  2005        2004
Assets
Current Assets
 Cash and cash equivalents                    $  153,312   $  107,501
 Cash in escrow                                   13,570        4,542
 Short-term investments                            8,820        7,776
 Accounts receivable, net                        119,615       86,560
 Inventories                                     126,195       78,854
 Income tax refundable                                --       11,655
 Deferred income tax benefits                     21,364       13,524
 Prepaid expenses                                  8,416        7,867
 Other current assets                                288           --
                                               ----------   ----------
     Total Current Assets                        451,580      318,279

Property, Plant and Equipment, Net               140,895      118,770

Other Non-Current Assets
 Goodwill                                        245,860      192,396
 Intangibles, net                                169,360      117,776
 Debt issuance costs, net                          5,650        6,253
 Deferred income tax benefits                     10,601           --
 Other assets                                     27,857       23,557
                                               ----------   ----------
                                              $1,051,803   $  777,031
                                               ==========   ==========

Liabilities and Shareholders' Equity
Current Liabilities
 Accounts payable                             $   39,970   $   20,782
 Accrued liabilities                              87,394       68,334
 Credit facilities                                 3,871        3,031
 Current maturities of long-term debt             30,984          490
 Federal and foreign income taxes                  7,096           --
                                               ----------   ----------
     Total Current Liabilities                   169,315       92,637

Long-Term Liabilities
 Long-term debt, net of current maturities       218,709      247,913
 Deferred income taxes                            45,307       25,621
 Other liabilities                                25,607           --

Minority Interest                                  2,391           --

Net Liabilities of Discontinued Operations            --        2,292

Shareholders' Equity                             590,474      408,568
                                               ----------   ----------
                                              $1,051,803   $  777,031
                                               ==========   ==========


    CONTACT: Esterline Technologies
             Brian Keogh, 425-453-9400